                                                                     EXHIBIT 1.2

             AGREEMENT TO ACT AS "QUALIFIED INDEPENDENT UNDERWRITER"

                      WESTERN UNITED LIFE ASSURANCE COMPANY
               VARIABLE RATE CUMULATIVE PREFERRED STOCK, SERIES B

         This agreement (the "Agreement") made as of the 15th day of October, 2001, among Western United Life Assurance Company, a Washington corporation ("Western United"), Metropolitan Investment Securities, Inc., a Washington corporation ("MIS"), and Roth Capital Partners, LLC, a California limited liability company ("Roth").

                                   WITNESSETH:

         WHEREAS, Western United intends to offer up to 2,000,000 shares of its Preferred Stock, designated as "Variable Rate Cumulative Preferred Stock, Series B" (hereinafter referred to as "Preferred Stock"), which will be offered in reliance on a registration statement filed on Form S-1 with the Securities and Exchange Commission; and

         WHEREAS, MIS, a broker/dealer and affiliate of Western United and a member of the National Association of Securities Dealers ("NASD"), will be engaged as the sole managing agent for Western United; and

         WHEREAS, pursuant to subparagraph (c) of Rule 2720 of the NASD Conduct Rules, MIS, as an NASD member, may participate in such offering only if the yield at which the Preferred Stock offered to the public is no lower than the yield recommended by a "Qualified Independent Underwriter" as that term is defined in Rule 2720, subparagraph (b)(15), of the NASD Conduct Rules, and who participates in the preparation of the registration statement and prospectus relating to the offering and exercises customary standards of due diligence, with respect thereto; and

         WHEREAS, this agreement (the "Agreement") describes the terms on which Western United is retaining Roth to serve as such a "Qualified Independent Underwriter" in connection with this offering of Preferred Stock.

         NOW, THEREFORE, in consideration of the recitations set forth above, and the terms, promises, conditions, and covenants herein contained, the parties hereby contract and agree as follows:

                                   DEFINITIONS

         As hereinafter used, except as the context may otherwise require, the term "Registration Statement" means the registration statement on Form S-1 (including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the Preferred Stock under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act") filed with the Securities and Exchange Commission (the "Commission"), and any amendment thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus and any materials incorporated by reference into and attached to the Prospectus (including the form of prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act) and any amendment or supplement thereto, to be used in connection with the offering.

         SECTION 1. RULE 2720 REQUIREMENT. Roth hereby confirms its agreement as set forth in subparagraph (b)(15)(F) of Rule 2720 of the NASD Conduct Rules and represents that, as appropriate, Roth satisfies or at the times designated in such subparagraph (l5) will satisfy the other requirements set forth therein or will receive an exemption from such requirements from the NASD.

         SECTION 2. CONSENT. Roth hereby consents to being named in the Registration Statement and Prospectus as having acted as a "Qualified Independent Underwriter" solely for the purposes of Rule 2720 referenced herein. Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Roth in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the offering by Western United or any corporation controlling, controlled by or under common control with Western United, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Roth's prior written consent with respect to form and substance.

         SECTION 3. PRICING FORMULA AND RECOMMENDATION LETTER. Roth agrees to render a written letter of recommendation as to the price above which Western United's Preferred Stock may not be offered based on the computation of dividends to be declared on those shares that is set forth in Schedules "A" and "B," copies of which are attached hereto, and incorporated herein by reference (the "Pricing Recommendation Letter"). It is understood and agreed by Roth that the securities to which this Agreement relates will be offered on a continuous, best efforts basis, with conditions, by MIS, as the managing agent, pursuant to the Selling Agreement in effect between MIS and Western United which is filed as an exhibit to the Registration Statement referred to above. Western United, through MIS, will continue to offer the securities according to the terms and conditions of said agreement, including, without limitation, Schedules "A" and "B" in accordance with this Agreement. Roth reserves the right to review and amend its Pricing Recommendation Letter upon the filing of any post-effective amendment to the Registration Statement or upon occurrence of any material event which may or may not require such an amendment to be filed, or at such time as the offering under this registration shall terminate or otherwise lapse under operation of law.

         SECTION 4. FEES AND EXPENSE. It is agreed that Roth shall be paid a fee in the amount of $60,000.00 payable upon delivery of the Pricing Recommendation Letter referred to in paragraph 3 above. Roth shall also be reimbursed for actual expenses incurred in connection with its duties hereunder in an amount not to exceed $10,000.

         SECTION 5. MATERIAL FACTS. Western United represents and warrants to Roth that at the time the Registration Statement is declared effective and, at the time the Prospectus is filed with the Commission (including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule 424(b)) and at all times subsequent thereto, to and including the date on which payment for, and delivery of, the Preferred Stock to be sold in the Offering is made by the underwriter or underwriters, as the case may be, participating in the Offering and by Western United (such date being referred to herein as the "Closing Date"), the Prospectus (as amended or supplemented if it shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such date include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that all contracts and documents required by the Act to be filed or required as exhibits to the Registration Statement have been filed. Western United further represents and warrants that any further filing, report, document, release or communication which in any way refers to Roth or to the services to be performed by Roth pursuant to this Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Western United further warrants and represents that:

                  (a) All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which Western United or its subsidiaries is a party or by which it is bound are in full force and effect, except as may otherwise be disclosed in the Registration Statement.

                  (b) Western United has good and marketable title, except as otherwise indicated in the Registration Statement and Prospectus, to all of its assets and properties described therein as being owned by it, free and clear of all liens, encumbrances and defects except such encumbrances and defects which do not, in the aggregate, materially affect or interfere with the use made and proposed to be made of such properties as described in the Registration Statement and Prospectus; and Western United has no material leased properties except as disclosed in the Prospectus.

                  (c) Western United is duly organized under the laws of the State of Washington and, as of the effective date of the Registration Statement and at the Closing Date Western United will be validly existing and in good standing under the laws of the State of Washington with full corporate power and authority to own its properties and conduct its business to the extent described in the Registration Statement and Prospectus; Western United is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business transacted by it or its ownership of properties or assets makes qualification necessary; the authorized and outstanding capitalization of Western United is as set forth in the Prospectus and the description in the Prospectus of the capital stock of Western United conforms with and accurately describes the rights set forth in the instruments defining the same.

                  (d) Western United is not in violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note, or other evidence of indebtedness, contract or lease or in any indenture or loan agreement to which it is a party or by which it is bound.

                  (e) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Western United and MIS and performance of the foregoing agreement and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or constitute a violation of the respective Certificates of Incorporation or Bylaws of Western

         United or MIS, or any deed of trust, lease, sublease, indenture, mortgage, or other agreement or instrument to which Western United or MIS is a party or by which either of them or their property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Western United or MIS or their properties or obligations; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the other agreements previously referred to in this paragraph except as may be required under the Act or under any state securities laws.

                  (f) Any certificate signed by an officer of Western United and delivered to Roth pursuant to this Agreement shall be deemed a representation and warranty by Western United to Roth, to have the same force and effect as stated herein, as to the matters covered thereby.

                  (g) If any event relating to or affecting Western United shall occur as a result of which it is necessary, in Roth's opinion, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, Western United undertakes to inform Roth of such events within a reasonable time thereafter, and will forthwith prepare and furnish to Roth, without expense to them, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (in form and substance satisfactory to Roth) which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

                  (h) Western United hereby warrants and represents that it will offer the Preferred Stock in accordance with the pricing formula that is set forth in Schedules "A" and "B" which are incorporated by reference herein.

                  (i) All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of Western United submitted pursuant hereto, shall remain operative and in full force and effect, surviving the date of this Agreement.

         SECTION 6. AVAILABILITY OF INFORMATION. Western United hereby agrees to provide Roth, at its expense, with all information and documentation with respect to its business, financial condition and other matters as Roth may deem relevant based on the standards of reasonableness and good faith and shall request in connection with Roth's performance under this Agreement, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Roth as Roth may request on the effective date of the Registration Statement and on the Closing Date. Western United will make reasonably available to Roth, its auditors, counsel, and officers and directors to discuss with Roth any aspect of Western United which Roth may deem relevant. In addition, Western United, at Roth's request, will cause to be delivered to Roth copies of all certificates, opinions, letters and reports to be delivered to the underwriter or underwriters, as the case may be, pursuant to any underwriting agreement executed in connection with the Offering or otherwise, and shall cause the person issuing such certificate, opinion, letter or report to authorize Roth to rely thereon to the same extent as if addressed directly to Roth. Western United represents and warrants to Roth that all such information and documentation provided pursuant to this paragraph 6 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein not misleading. In addition, Western United will promptly advise Roth of all telephone conversations with the Commission which relate to or may affect the Offering.

         SECTION 7. INDEMNIFICATION.

                  (a) Subject to the conditions set forth below, and in addition to any rights of indemnification and contribution to which Roth may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Western United and MIS hereby agree that they will indemnify and hold Roth and each person controlling, controlled by or under common control with Roth within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder (individually, a "Roth Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such Roth Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any other filing, report, document, release or communication, whether oral or written, referred to in paragraph 5 hereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any application or other document executed by Western United or MIS or based upon written information furnished by Western United or MIS filed in any jurisdiction in order to qualify the Preferred Stock under the securities or Blue Sky laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) the breach of any representation or warranty made by Western United or MIS in this Agreement. Western United and MIS further agree that upon demand by a Roth Indemnified Person at any time or from time to time, they will promptly reimburse such Roth Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Western United and MIS have indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Western United and MIS of fees, expenses or disbursement incurred by a Roth Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Roth Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Western United and MIS. In addition, anything in this paragraph 7 to the contrary notwithstanding, neither Western United or MIS shall be liable for any settlement of any action or proceeding effected without their written consent.

                  (b) Promptly after receipt by a Roth Indemnified Person under sub-paragraph (a) above of notice of the commencement of any action, such Roth Indemnified Person will, if a claim in respect thereof is to be made against Western United and MIS under paragraph (a), notify Western United and MIS in writing of the commencement thereof; but the omission to so notify Western United and MIS will not relieve Western United and MIS from any liability which they may have to any Roth Indemnified Person otherwise than under this paragraph 7 if such omission shall not have materially prejudiced Western United's or MIS's ability to investigate or to defend against such claim. In case any such action is brought against any Roth Indemnified Person, and such Roth Indemnified Person notifies Western United and MIS of the commencement thereof, Western United and MIS will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Roth Indemnified Person promptly after receiving the aforesaid notice from such Roth Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Roth Indemnified Person; PROVIDED, HOWEVER, that if the defendants in any such action include both the Roth Indemnified Person and Western United or MIS or any corporation controlling, controlled by or under common control with Western United or MIS, or any director, officer, employee, representative or agent of any thereof, or any other "Qualified Independent Underwriter" retained by Western United in connection with the Offering and the Roth Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Roth Indemnified Person shall have the right to select separate counsel to represent it. Upon receipt of notice from Western United and MIS to such Roth Indemnified Person of its election so to assume the defense of such action and approval by the Roth Indemnified Person of counsel, neither Western United nor MIS will be liable to such Roth Indemnified Person under this paragraph 7 for any fees of counsel subsequently incurred by such Roth Indemnified Person in connection with the defense thereof (other than the reasonable costs of investigation subsequently incurred by such Roth Indemnified Person) unless (i) the Roth Indemnified Person shall have employed separate counsel in accordance with the provision of the next preceding sentence (it being understood, however, that Western United and MIS shall not be liable for the expenses of more than one separate counsel in any one jurisdiction representing the Roth Indemnified Person, which counsel shall be approved by Roth), (ii) Western United and MIS, within a reasonable time after notice of commencement of the action, shall not have employed counsel reasonably satisfactory to the Roth Indemnified Person to represent the Roth Indemnified Person, or (iii) Western United and MIS shall have authorized in writing the employment of counsel for the Roth Indemnified Person at the expense of Western United and MIS, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (c)

                           (i) Subject to the conditions set forth below, and in
                  addition to any rights of indemnification and contribution to which Western United may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Roth hereby agrees that it will indemnify and hold Western United and each person controlling, controlled by or under common control with Western United within the meaning of
                  Section 15 of the Act or Section 20 of the Exchange Act, or the rules and regulations thereunder (individually, a "Western United Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such Western United Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to the failure of Roth to be a "qualified independent underwriter" as contemplated by this Agreement. Roth further agrees that upon demand by a Western United Indemnified Person at any time or from time to time, it will promptly reimburse such Western United Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Roth has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Roth of fees, expenses or disbursement incurred by a Western United Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Western United Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Roth. In addition, anything in this paragraph 7 to the contrary notwithstanding, Roth shall not be liable for any settlement of any action or proceeding effected without its written consent. Roth and Western United agree that they shall each follow the procedures set forth in paragraph 7(b) and (d) with respect to any claim against Roth hereunder.

                           (ii) Subject to the conditions set forth below, and
                  in addition to any rights of indemnification and contribution to which MIS may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Roth hereby agrees that it will indemnify and hold MIS and each person controlling, controlled by or under common control with MIS within the meaning of
                  Section 15 of the Act or Section 20 of the Exchange Act, or the rules and regulations thereunder (individually, a "MIS Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such MIS Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to the failure of Roth to be a "qualified independent underwriter" as contemplated by this Agreement. Roth further agrees that upon demand by a MIS Indemnified Person at any time or from time to time, it will promptly reimburse such MIS Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Roth has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Roth of fees, expenses or disbursement incurred by a MIS Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such MIS Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Roth. In addition, anything in this paragraph 7 to the contrary notwithstanding, Roth shall not be liable for any settlement of any action or proceeding effected without its written consent. Roth and MIS agree that they shall each follow the procedures set forth in paragraph 7(b) and (d) with respect to any claim against Roth hereunder.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Western United and MIS to Roth on grounds of policy or otherwise, Western United, MIS and Roth shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which Western United, MIS and Roth may be subject in such proportion so that Roth is responsible for that portion represented by the percentage that its fee under this Agreement bears to the public offering price appearing on the cover page of the Prospectus and Western United and MIS are responsible for the balance, except as Western United and MIS may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person, including, without limitation, any other "Qualified Independent Underwriter"; Notwithstanding anything in this Agreement to the contrary (i) in no case shall Roth be responsible for any amount in excess of the fee set forth in paragraph 4 above and (ii) no person guilty of fraudulent misrepresentation within the meaning of
         Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), any person controlling, controlled by or under common control with Roth, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Roth and each person who controls Western United or MIS within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, each officer of Western United who shall have signed the Registration Statement and each director of Western United and MIS shall have the same rights to contribution as Western United and MIS, subject in each case to clause (i) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this paragraph (d), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d). The indemnity and contribution agreements contained in this paragraph 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Roth Indemnified Person, any Western United Indemnified Person, any MIS Indemnified Person or termination of this Agreement.

         SECTION 8. AUTHORIZATION BY WESTERN UNITED. Western United represents and warrants to Roth and MIS that this Agreement has been duly authorized, executed and delivered by Western United and constitutes a valid and binding obligation of Western United.

         SECTION 9. AUTHORIZATION BY MIS. MIS represents and warrants to Roth and Western United that this Agreement has been duly authorized, executed and delivered by MIS and constitutes a valid and binding obligation of MIS.

         SECTION 10. AUTHORIZATION BY ROTH. Roth represents and warrants to MIS and Western United that this Agreement has been duly authorized, executed and delivered by Roth and constitutes a valid and binding obligation of Roth.

         SECTION 11. NOTICE. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Roth, at 24 Corporate Plaza, Newport Beach, CA 92660, Attention: Aaron Gurewitz; (b) if to Western United, at 916 W. 1st. Avenue, Spokane, Washington 99201, Attention: Michael A. Agostinelli, General Counsel; and (c) if to MIS, at 601 West First Avenue, Spokane, Washington 99201, Attention: Ron Pellegrino.

         SECTION 12. GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Washington applicable to agreements made and to be performed wholly within such jurisdiction.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

                                       WESTERN UNITED LIFE ASSURANCE
                                       COMPANY


                                       By: /s/ John Van Engelen
                                           -------------------------------------
                                           John Van Engelen, President



                                       METROPOLITAN INVESTMENT SECURITIES, INC.


                                       By: /s/ Reuel Swanson
                                           -------------------------------------
                                           Reuel Swanson, Secretary



                                       ROTH CAPITAL PARTNERS, LLC


                                       By: /s/ Aaron Gurewitz
                                           -------------------------------------
                                           Aaron Gurewitz,
                                           Managing Director, Corporate Finance

                                   SCHEDULE A

                      WESTERN UNITED LIFE ASSURANCE COMPANY

         The Pricing Recommendation Letter of Roth is conditioned upon Western United's undertaking to maintain the distribution rate of the Preferred Stock in accordance with the formula set forth below:

         Notwithstanding anything to the contrary herein the Applicable Rate for any monthly distribution period shall not, in any event, be less than 6% or greater than 14% per annum. The Investment Committee may, however, by resolution, authorize distributions in excess of the Applicable Rate. The Applicable Rate for any monthly distribution period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as defined in the Preferred Stock Authorizing Resolution) plus 0.10% for such dividend period. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any distribution period, then the Applicable Rate for such period shall be the higher of whichever of such rates can be so determined.

                                   SCHEDULE B

                      WESTERN UNITED LIFE ASSURANCE COMPANY
                   VARIABLE RATE, CUMULATIVE PREFERRED STOCK,
                                SERIES B PRICING

For Distributions Payable On:
                             -----------------------------------

Distributions Record Date:
                          --------------------------------------

                                                                     Applicable       Effective      Resultant
                                 Date    Date   Average                 Rate             Rate*          Rate
3 Mo Treasury Bill                                                      +.10%            +__%
                                 ---------------------                                              ------------
10 Yr Constant Rate                                                     +.10%            +__%
                                 ---------------------                                              ------------
20 Yr Constant Rate                                                     +.10%            +__%
                                 ---------------------                                              ------------

         HIGHEST RESULTANT RATE:
                                ------------------------------

         MONTHLY DISTRIBUTION PER SHARE:
                                        ----------------------
         (Highest applicable rate divided by 12)

         As resolved by the Board of Directors, distribution will be deemed declared on the 1st day of each month, payable on the 20th of each month to the holders of record on the 5th of each month.

         * Includes any distribution authorized by the Investment Committee in excess of the Applicable Rate.

                                                     ---------------------------
                                                     Authorized Signature



                                       2